Registration No. 333-264388

Filed Pursuant to Rule 433

Dated February 26, 2023

[Digital Advertisement Posted at Bank of Montreal Global Metals, Mining & Critical Minerals Conference, February 2023]

GOLD: $SHNY | $DULLGOLD MINER: $GDXU | $GDXDBank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.Bank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.BMO supports trading in Gold and Gold Miner stocks.Exchange Traded Notes created by BMO.bmoetns.comThe ETNs are risky securities, and an investment should only be made after carefully reviewing the applicable pricing supplement and related documents, and the risk factors set forth therein.

GOLD: $SHNY | $DULLGOLD MINER: $GDXU | $GDXDBank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.Did you know BMO has Exchange Traded Notes linked to Gold and Gold Miner stocks?bmoetns.comThe ETNs are risky securities, and an investment should only be made after carefully reviewing the applicable pricing supplement and related documents, and the risk factors set forth therein.